                                                                    EXHIBIT 99.1

                 SUBSCRIPTION AND REGISTRATION RIGHTS AGREEMENT

Antennas America, Inc.
4860 Robb Street, Suite 101
Wheat Ridge, Colorado 80033

Gentlemen and Ladies:

       The undersigned desires to invest in Antennas America, Inc. (the "Company") on the terms and conditions described in this Subscription And Registration Rights Agreement (the "Subscription Agreement") and the Company's Confidential Private Placement Memorandum dated September 8, 1999 and the exhibits to that memorandum (collectively the "Memorandum"). Pursuant to the terms described in the Memorandum and this Subscription Agreement, the Company is offering to subscribers a minimum of $315,000 and a maximum of $1,150,000 of units (the "Units") at a price of $.0525 per Unit (the "Offering"). Each Unit consists of one share (a "Placement Share") of the Company's $.005 par value common stock (the "Common Stock") and one common stock purchase warrant (a "Warrant") to purchase one share of Common Stock for $.175 per share. The Warrants are exercisable immediately. They expire upon the earlier to occur of
(i) one year after the date on which a registration statement (the
"Registration Statement") concerning the transfer of the Placement Shares included in the Units and the shares underlying the Warrants (the "Warrant Shares") included in the Units is declared effective by the Securities And Exchange Commission ("SEC"), and (ii) five years after the issuance of the Warrants. The form of Stock Warrant Agreement with respect to Warrants is attached to and made a part of the Memorandum as Exhibit D. The Units, including the Placement Shares and the Warrants constituting the Units and the Warrant Shares issuable upon exercise of the Warrants included in the Units, are referred to collectively as the "Securities".

1.     SUBSCRIPTION

       Subject to and in accordance with the terms and conditions of this Subscription Agreement, the undersigned hereby offers to purchase 3,800,000 Units. The undersigned hereby delivers to the Company the full purchase price for the subscription for the Units in the form of a check or wire transfer to "Antennas America, Inc." This completed Subscription Agreement and payment of the full purchase price for the Units must be delivered to the Company on or before October 1, 1999, unless the Offering is extended by the Company to a date no later than November 30, 1999. It is understood by the undersigned that the Company reserves the right in its sole discretion to reject all or any part of any subscription. Promptly after the expiration of the Offering, the undersigned will be notified by the Company whether the undersigned's subscription has been accepted.

2.     REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED

       The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

       (a)    (1)    the undersigned can bear the economic risk of losing the
                     undersigned's entire investment;

              (2) the undersigned is or will be acquiring the Securities for investment purposes only and the Securities the undersigned is or will be acquiring will be held by the undersigned without sale, transfer or other disposition for an indefinite period unless the transfer of the Securities subsequently is registered under the U.S. federal securities laws or unless exemptions from registration are available;

              (3) the undersigned's overall commitments to investments that are not readily marketable is not disproportionate to the undersigned's net worth and the undersigned's investment in the Securities will not cause such overall commitments to become excessive;

              (4) the undersigned's financial condition is such that the undersigned is under no present or contemplated future need to dispose of any portion of the Securities to satisfy any existing or contemplated undertaking, need or indebtedness;

              (5) the undersigned has adequate means of providing for the undersigned's current needs and personal contingencies and has no need for liquidity in the undersigned's investment in the Securities; and

              (6) the undersigned has sufficient knowledge and experience in business and financial matters to evaluate and has evaluated the merits and risks of this investment.

       (b) The address set forth below on the signature page of this Subscription Agreement is the undersigned's true and correct residence, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction.

       (c) The undersigned is an "accredited investor" as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933, as amended (the "1933 Act") because the Buyer meets one of the following criteria (if the undersigned is not an "accredited investor", place an "X" in the following blank:____:)

              (1) An individual with a net worth, individually or jointly with the undersigned's spouse, of $1,000,000; or

              (2) An individual with income in excess of $200,000 in each of the two most recent years, or joint income with the undersigned's spouse in excess of $300,000 in each of those years, and the undersigned has a reasonable expectation of reaching the same income level in the current year; or

              (3)    An individual who is an officer or director of the Company;
       or

              (4) A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

              (5) A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D, as promulgated under the 1933 Act; or

              (6) An entity in which all of the equity owners are accredited investors.

       (d) The undersigned confirms that all documents, records and books pertaining to an investment in the Securities that have been requested by the undersigned have been made available or delivered to the undersigned. Without limiting the foregoing, the undersigned has received and reviewed the Memorandum, including all exhibits to the Memorandum, and the undersigned has had the opportunity to discuss the acquisition of the Securities with the Company, and the undersigned has obtained or been given access to all information concerning the Company that the undersigned has requested. As a result of its review of the Company, including the review of the materials provided to the undersigned, the undersigned understands, among other things, the following: the Company has limited financial resources, has incurred negative cash flow, and recently has not operated at a profit; and the Company has not concurrently received, and may not in the future receive, additional investment funds. The undersigned further represents that the undersigned is aware of the operations, financial condition and capitalization of the Company, is aware of the use of proceeds from this financing, and has available full information concerning the Company's affairs to evaluate the merits and risks of the investment in the Securities.

       (e) The undersigned has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms of an investment in the Securities and to receive additional information necessary to verify the accuracy of the information delivered to the undersigned.

       (f) The undersigned understands that the Securities have not been, and the Warrant Shares issuable upon the exercise of the Warrants, will not be, registered under the U.S. Securities Act of 1933, as amended (the "Act"), or any state securities laws in reliance on an exemption for private offerings and no U.S. federal or state agency has made any finding or determination as to the fairness of this investment or any recommendation or endorsement of the offering of the Securities.

       (g) The Securities for which the undersigned hereby subscribes are being or will be acquired solely for the undersigned's own account, for investment, and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the undersigned has no agreement or arrangement for any such resale, distribution, subdivision or fractionalization thereof.

       (h) The undersigned acknowledges that, in making the decision to purchase the Securities, it has relied solely upon independent investigations made by it.

       (i) The undersigned has the full right, power and authority to enter this Subscription Agreement and to carry out and consummate the transactions herein. The Subscription Agreement constitutes the legal, valid and binding obligation of the undersigned.

       (j) The undersigned represents that an investment in the Securities is a suitable investment for the Undersigned.

       (k) The undersigned is not an associate person or affiliate of any member firm of the National Association of Securities Dealers, Inc.

     (l) The undersigned acknowledges and is aware that the following legend will be imprinted on the Securities subscribed to by the undersigned:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR QUALIFIED OR UNLESS AN EXEMPTION EXISTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED BY AN OPINION OF COUNSEL (WHICH OPINION AND COUNSEL SHALL BOTH BE REASONABLY SATISFACTORY TO ThE COMPANY)."

     (m) The undersigned acknowledges and is aware of the following, in addition to other information included in the information provided to the undersigned:

          (1) The Shares are a speculative investment and involve a high degree of risk of loss by the undersigned of the undersigned's total investment.

          (2) There are substantial restrictions on the transferability of the Securities. The Shares can not be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the Act, or an exemption from such registration is available and established to the satisfaction of the Company; except as provided in Section 3 below, investors in the Company have no rights to require that any transfer of the Shares be registered under the Act; there will be a limited public market for the Company's Common Stock; and accordingly, the undersigned may have to hold the Shares indefinitely; and it may not be possible for the undersigned to liquidate the undersigned's investment in the Company.

     (n) The undersigned understands and agrees that the Company is relying upon the accuracy, completeness, and truth of the undersigned's representations, warranties, agreements, and certifications contained in this Subscription Agreement, in determining the undersigned's suitability as an investor in the Company and in establishing compliance with federal and state securities laws. The undersigned understands that any incomplete, inaccurate, or untruthful response, or the breach of the undersigned's representations, warranties, agreements, or certifications, may result in the undersigned or the Company, or both, being in violation of federal or state securities laws, and any person, including the Company, who suffers damage as a result may have a claim against the undersigned for damages. The undersigned also acknowledges that the undersigned is indemnifying the Company and others for these and other losses in accordance with Section 4 of this Subscription Agreement.

     The foregoing representations and warranties are true and accurate as of the date hereof and shall survive the delivery of the subscription amount and the completed Subscription Packet.

3.   REGISTRATION RIGHTS

     (a) The Company will, no later than 60 days after the date on which the Company accepts subscriptions in the Offering of at least $750,000, file with the Securities And Exchange Commission a registration statement on Form SB-2 or other appropriate Form under the Act, covering the sale by the Holders in the open market of the Placement Shares of Common Stock included in the Units acquired by the Holders in the Offering and the Warrant Shares of Common

Stock issuable upon the exercise of the Warrants included in the Units acquired by the Holders in the Offering (collectively, the "Registrable Securities").
The Company will undertake reasonable best efforts to cause the registration statement to become effective with the SEC as soon as possible after its filing.

     (b) As to any registration statement, the Company's obligations contained in this Section 3 shall be conditioned upon timely receipt by the Company in writing of information as to the terms of the contemplated transfer to be registered furnished by and on behalf of the Holders, and such other information as the Company reasonably may require from the Holders or any underwriter for any Registrable Securities for inclusion in the registration statement. Such information shall be provided to the Company in writing within 20 days after the request for that information by the Company.

     (c) In connection with any registration undertaken by the Company on behalf of the Holders pursuant to this Section 3, the Company shall (i) furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder, and (ii) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     (d) All registration expenses incurred by the Company in connection with any registration, qualification or compliance pursuant to this Section 3, including reasonable printing expenses, fees and disbursements of the Company's counsel, and registration and filing fees relating to the sale of the Registrable Securities to be registered on behalf of the Holders pursuant to any registration statement required to be filed by the Company on behalf of the Holders pursuant to this Section 3, and expenses, fees and disbursements in connection with the registration or qualification of the sale of the Registrable Securities in various states pursuant to Section 3(g) shall be borne by the Company. All expenses incurred by the Holders in connection with any registration, qualification or compliance pursuant to this Section 3 and all selling expenses, including commissions, allocable to the sale of the shares of the Registrable Securities registered on behalf of the Holders shall be borne by the Holders.

     (e) In the case of a registration, qualification or compliance effected by the Company on behalf of the Holders pursuant to this Section 3, the Company shall keep the Holders advised in writing as to the initiation of such registration, qualification, and compliance and as to the completion thereof. The Company will keep such registration, qualification or compliance effective until the later to occur of (i) one year after the date on which the registration statement becomes effective with the SEC, or (ii) until the Holders have completed the distribution described in the registration statement relating thereto, or (iii) the Registrable Securities become eligible for sale without restriction under Rule 144(k) under the Act or another or successor provision. The Company and the undersigned acknowledge and agree that the Registrable Securities will not be eligible for sale under Rule 144(k) at times that the undersigned is an affiliate of the Company.

     (f) In the case of a registration, qualification or compliance effected by the Company on behalf of the Holders pursuant to this Section 3, the Company shall, at the expense of the

Holders, take such action as may be reasonably necessary to register or qualify the sale by the Holders of the Registrable Securities under the securities acts or blue sky laws of such jurisdictions as the Holders may reasonably request and to do any and all other acts and things which may be necessary or advisable to enable the Holders to complete such proposed sale or other distribution by the Holders of Registrable Securities in any such jurisdiction; provided however, that in no event shall the Company be obligated to register or qualify under the blue sky laws of any state in which the Common Stock of the Company currently is not qualified for resale pursuant to a currently effective registration or an exemption from registration, or be obligated to register or qualify the securities in any jurisdiction which would require the Company to qualify to do business.

     (g) The Company will indemnify and hold harmless the Holders against any loss, claim, damage or liability (or action in respect thereof) to which the Holders may become subject, under the Act, or otherwise, insofar as any such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement or alleged untrue statement of any material facts contained in the registration statement, any prospectus contained in the registration statement, or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading. Notwithstanding the foregoing provisions of this paragraph, the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Holders or any agent or other representative of the Holders.

     (h) The Holders will indemnify and hold harmless the Company and any underwriter (as defined in the Act) for the Company and each person, if any, who controls the Company or such underwriter against any loss, claim, damage or liability (or action in respect thereof) to which the Company or such underwriter or controlling person may become subject under the Act or otherwise, insofar as any such loss, claim, damage or liability (or action in respect thereof) is caused by any untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by the Holders or any agent or other representative of the Holders or other representative of the Holders for use in the registration statement.

4.   INDEMNIFICATION

     The undersigned acknowledges that the undersigned understands the meaning and legal consequences of the representations, warranties, agreements, and certifications contained above, and the undersigned hereby agrees to indemnify and hold harmless each of the Company, its managers, officers, directors, representatives and agents from and against any and all loss, damage, or liability due to or arising out of a breach of any representation, warranty, agreement, or certification, or the inaccuracy of any statement, of the undersigned contained in this Subscription Agreement or any other document submitted by the undersigned in connection with the undersigned's subscription for the Securities. The foregoing notwithstanding, nothing in this Subscription Agreement, including the representations, warranties, agreements and certifications contained above, shall be deemed to constitute a waiver of any rights that the undersigned may have under the Act and other federal and state securities laws.

5.   MISCELLANEOUS

     (a) This Subscription Agreement may be executed in one or more counterparts all of which taken together shall constitute a single instrument.

     (b) This Subscription Agreement shall be governed and construed as binding upon the parties hereto, and their respective successors, and no other person shall have any right or obligation hereunder. This subscription shall be irrevocable, and may not be assigned by the undersigned. Subject to the foregoing, this Subscription Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the undersigned.

     (c) This Subscription Agreement constitutes the entire agreement between the undersigned and the Company with respect to the subject matter of this Subscription Agreement and supersedes all prior and contemporaneous agreements between the undersigned and the Company with respect to the subject matter of this Subscription Agreement.

     (d) This Subscription Agreement will be construed and enforced in accordance with and governed by the laws of the State of Colorado, except for matters arising under the Act, without reference to principles of conflicts of law.

     With such full understandings and acknowledgements, the undersigned does hereby affirm the undersigned's subscription to the purchase of the Securities being offered by the Company as described herein and in the Memorandum. The undersigned does further acknowledge the undersigned's understandings of all the terms and provisions of this Subscription Agreement and agrees to be bound by all of the terms and conditions of this Subscription Agreement.

                            (Continued on next page)

                         SIGNATURE PAGE FOR INDIVIDUALS

Please complete the following:

Date:
     -------------------------------------


------------------------------------------
Exact Name in Which Title is to be Held


------------------------------------------        ------------------------------
Signature                                         Signature of Co-Owner


------------------------------------------        ------------------------------
Print Name                                        Print Name of Co-Owner


------------------------------------------        ------------------------------
Social Security Number or Tax                     Social Security Number or Tax


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City, State, Postal or Zip Code, Country


STATE OF                )
        ----------------
                        ) ss.
COUNTY OF               )
         ---------------

     On this _____________ day of ______________, 1999, before me personally appeared ________________, who being duly sworn by me, acknowledged that (s)he executed the foregoing instrument for the uses and purposes therein stated.

     My commission expires:________________________


------------------------------------------        ------------------------------
Notary Public                                     Address

     * If the Securities are to be held in joint tenancy or as tenants in common, both persons must sign above and please indicate the manner in which the Securities are to be held:

                 Tenants in Common                       Joint Tenants
          ------                                  -------

     This subscription is accepted by Antennas America, Inc. on this ______ day of ________, 1999.


                             ANTENNAS AMERICA, INC.


                             By:
                                --------------------------------------------
                                   Randall P. Marx, Chief Executive Officer

                           SIGNATURE PAGE FOR ENTITIES

Please complete the following if the subscriber is an entity:


DATE:  Sept. 29, 1999
     -------------------------

HUDSON RIVER INVESTMENTS, INC.
---------------------------------
Printed Name of Entity


By: [SIG]
   ------------------------------
    Signature


H. NEMAZEE  Power of Attorney
---------------------------------
Printed Name and Title


720 5th AVE, 9th FLOOR
--------------------------------------------------------------------------------
Address


N.Y., N.Y.   10019      ATT: H. NEMAZEE
--------------------------------------------------------------------------------
City, State, Postal or Zip Code, Country


-------------------------------
Tax Identification Number


STATE OF NEW YORK    )
        -------------
                     ) ss.
COUNTY OF NEW YORK   )
         ------------

         On this 29th day of September 1999, before me personally appeared Hassan Nemazee, who being duly sworn by me, acknowledged that (s)he executed the foregoing instrument in the name of said entity, that (s)he had the authority to execute the same, and that (s)he executed the same as the act and deed of said entity for the uses and purposes therein stated.

                                                       Craig Miller
                                               Notary Public, State of New York
                                                      No. 01M16020177
                                                 Qualified in New York County
         My commission expires: 2/22/01     Commission Expires February 22, 2001
                                ----------

         [SIG]                                 720 Fifth Ave, New York, NY 10019
--------------------------------             -----------------------------------
Notary Public                                Address


         This subscription is accepted by Antennas America, Inc. on this 17 day of DEC. 1999.



                                   ANTENNAS AMERICA,INC.


                                   By:    [SIG]
                                      ------------------------------------------
                                        Randall P. Marx, Chief Executive Officer